Exhibit 99.1
NXSTAGE REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS
Highlights:
•	Revenue : $33.7 million, up 9% from $31.0 million in Q1’08

•	Home Market: $14.4 million, up 36% from $10.5 million in Q1’08

•	Gross Margin: 21%, up from 13% in Q1’08

•	Company Announces International Distribution Agreement with Kimal plc
LAWRENCE, Mass., May 8, 2009 — NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today announced net revenue for the first quarter of 2009 of $33.7 million, an increase of 9 percent when compared with revenue of $31.0 million for the first quarter of 2008.
The Company’s first quarter performance was primarily a result of continued execution against initiatives to drive broader market adoption in the Home market. The Company increased Home revenue by 36 percent to $14.4 million in the first quarter of 2009 when compared with revenues of $10.5 million for the first quarter of 2008. In the Company’s other markets, Critical Care and In-Center revenues were $4.5 million and $14.9 million, respectively, for the first quarter of 2009.
“Our business has continued to perform well, consistent with our expectations and despite challenging economic conditions. We’ve delivered another quarter showing meaningful improvements in our business fundamentals,” stated Jeffrey H. Burbank, Chief Executive Officer of NxStage Medical, Inc. “We are pleased with the progress we’ve made on all our metrics and expect to make further advancements. We are also excited about our platforms for growth which now include expansion into the UK and Ireland via our new distribution agreement with Kimal plc.”
Gross margin improved to 21 percent in the first quarter of 2009 as compared to 13 percent in the first quarter of 2008.
NxStage reported a net loss of $12.2 million, or ($0.26) per share for the first quarter of 2009 compared with a net loss of $13.9 million or ($0.38) per share for the first quarter of 2008. These results were better than the Company’s first quarter guidance for a net loss of $12.5-$13.5 million.
Cash and cash equivalents as of March 31, 2009 were $20.0 million. The Company significantly reduced its cash usage from operations to $3.8 million in the first quarter of 2009 when compared with cash usage of $22.1 million in the first quarter of 2008. The Company believes based on current projections that it has the required resources to fund projected operating requirements through the first quarter of 2010 and thereafter; provided that it further restructures the repayment schedule on its current credit and security agreement with GE.

For the first quarter of 2009, the Company had a $5.7 million Adjusted EBITDA loss, adjusted for stock-based compensation, deferred revenue recognized and other non-recurring expenses, compared with an Adjusted EBITDA loss of $8.3 million in the first quarter of 2008. These results were better than the Company’s first quarter guidance for an Adjusted EBITDA loss of $6.0-$7.0 million for the first quarter of 2009. (See the exhibits for a reconciliation of this non-GAAP measure.)
NxStage increased the number of centers with 10 or greater patients to a total of 85 in the first quarter of 2009, representing a 54 percent increase when compared with the first quarter of 2008.
Separately, NxStage announced that it signed a five-year exclusive distribution agreement with Kimal plc, a distributor of medical device technology across the UK and International healthcare markets, for the promotion, sale, delivery and service of the NxStage System One and certain of the Company’s in-center products in the United Kingdom and the Republic of Ireland. This agreement encompasses all three NxStage markets—home, critical care and in-center—and marks the Company’s first international expansion for the System One. For more information, please visit the Company’s website at www.nxstage.com.
Guidance:
For the second quarter of 2009, the Company is forecasting revenues to be between $33.0-$35.0 million, a net loss in the range of $11.5-$12.5 million or ($0.25) to ($0.27) per share, and an Adjusted EBITDA loss in the range of $5.0-$6.0 million. “We believe the improvements in Adjusted EBITDA continue to reflect the progress we are making against our goal to reduce cash usage and achieve profitability,” stated Burbank.
This release contains a non-GAAP financial measure, a reconciliation of the Company’s non-GAAP financial measure to its most comparable GAAP financial measure is in the exhibits to this press release.
Conference Call:
NxStage will also host a conference call today, May 8, 2009 at 9:00 a.m. Eastern Time to discuss its first quarter financial results. To listen to the conference call, please dial 888-396-2369 (domestic) or 617-847-8710 (international). The passcode is 84522793. The call will also be webcast LIVE and can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
A replay of the conference call will be available 3 hours after the start of the call through May 22, 2009. To access the replay dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 17843987. An online archive of the conference call can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward- looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company’s products, anticipated operating results, including revenues, loss, gross margin and Adjusted EBITDA numbers, beliefs as to whether the Company, based on current projections, has the required resources to fund projected operating requirements, anticipated ability to restructure the Company’s GE credit facility, anticipated expansion into the UK and Republic of Ireland through Kimal plc, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including unanticipated difficulties in restructuring the payment terms of the Company’s GE credit facility, market acceptance and demand for NxStage’s products, growth in home and/or daily hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and daily hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our major customers, including DaVita Inc., and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
ksheppard@nxstage.com
Non-GAAP Financial Measure
The Company discloses a non-GAAP financial measure to supplement the Company’s consolidated financial statements presented on a GAAP basis. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measure disclosed by the Company is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, and the other non-recurring expenses) to understand operational cash usage. The Company believes this non-GAAP financial measure provides useful and supplementary information allowing investors greater transparency to one measure used by management. The non-GAAP financial measure is meant to supplement, and to be viewed in conjunction with, GAAP financial measures. The non-GAAP financial measure is reconciled to the most comparable GAAP financial measure below.

NxStage Medical, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008

Revenues	$33,735	$31,005
Cost of revenues	26,680	26,987

Gross profit	7,055	4,018

Operating expenses:
Selling and marketing	7,231	6,835
Research and development	2,402	2,126
Distribution	3,684	3,395
General and administrative	4,955	4,815

Total operating expenses	18,272	17,171

Loss from operations	(11,217)	(13,153)

Other expense:
Interest income	11	213
Interest expense	(1,035)	(810)
Other income (expense), net	93	(149)

	(931)	(746)

Net loss before income taxes	(12,148)	(13,899)

Provision for income taxes	80	45

Net loss	$(12,228)	$(13,944)

Net loss per share, basic and diluted	$(0.26)	$(0.38)

Weighted-average shares outstanding, basic and diluted	46,550	36,774

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except share and per share data)
(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$19,958	$26,642
Accounts receivable, net	9,645	11,886
Inventory	30,424	30,862
Prepaid expenses and other current assets	2,195	2,011

Total current assets	62,222	71,401

Property and equipment, net	11,257	12,254
Field equipment, net	27,903	30,445
Deferred cost of revenues	24,379	23,711
Intangible assets, net	30,305	31,004
Goodwill	42,698	42,698
Other assets	875	553

Total assets	$199,639	$212,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,548	$17,183
Accrued expenses	9,383	10,746
Current portion of long-term debt	10,531	9,110

Total current liabilities	36,462	37,039

Deferred revenue	30,304	29,634
Long-term debt	17,541	21,054
Other long-term liabilities	1,820	1,892

Total liabilities	86,127	89,619

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding, as of March 31, 2009 and December 31, 2008, respectively	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 46,573,901 and 46,548,585 shares issued and outstanding, as of March 31, 2009 and December 31, 2008, respectively	47	47
Additional paid-in capital	358,619	355,266
Accumulated deficit	(245,475)	(233,247)
Accumulated other comprehensive income	321	381

Total stockholders’ equity	113,512	122,447

Total liabilities and stockholders’ equity	$199,639	$212,066

NxStage Medical, Inc.
Cash Flows from Operating Activities
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(12,228)	$(13,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,119	4,210
Stock-based compensation	1,685	1,486
Other	434	16
Changes in operating assets and liabilities:
Accounts receivable	2,223	(3,073)
Inventory	(1,640)	(17,425)
Prepaid expenses and other assets	50	848
Accounts payable	(462)	2,978
Accrued expenses and other liabilities	398	(1,493)
Deferred revenue	669	4,259

Net cash used in operating activities	$(3,752)	$(22,138)

NxStage Medical Inc.
Revenue by Segment
(amounts in thousands)

	Three Months Ended
	March 31,
	2009	2008

System One segment
Home	$14,354	$10,546
Critical Care	4,468	4,321

Total System One segment	18,822	14,867
In-Center segment	14,913	16,138

Total	$33,735	$31,005

NxStage Medical Inc.
Non-GAAP Financial Measures
(amounts in millions)

	Three Months Ended
	March 31,
	2009	2008

Net loss	$12.2	$13.9
Less: Depreciation amortization, interest, and taxes	(6.1)	(4.9)
Less: Adjusting items*	(0.4)	(0.7)

Adjusted EBITDA loss	$5.7	$8.3

*	Adjusting items include stock-based compensation, deferred revenue recognized and other non-recurring expenses

NxStage Medical Inc.
Non-GAAP Financial Guidance
(amounts in millions)

	Three Months Ended
	June 30, 2009
	Low	High
	Estimate	Estimate

Net loss	$11.5	$12.5
Less: Depreciation amortization, interest, and taxes	(6.3)	(6.3)
Less: Adjusting items*	(0.2)	(0.2)

Adjusted EBITDA loss	$5.0	$6.0

*	Adjusting items include stock-based compensation, deferred revenue recognized and other non-recurring expenses